Exhibit 99.2

Freeport-McMoRan Announces Early Results of

Offers to Purchase Certain Outstanding Senior Notes and

Extension of Early Tender Premium

PHOENIX, AZ, July 27, 2020 — Freeport-McMoRan Inc. (NYSE: FCX) announced today the early tender results of its previously announced cash tender offers to purchase up to $1.5 billion aggregate purchase price (the principal amount of Notes that does not cause such amount to be exceeded, subject to further increase, decrease or elimination, the Aggregate Maximum Tender Cap) of its 3.55% Senior Notes due 2022, 3.875% Senior Notes due 2023 and 4.55% Senior Notes due 2024 (the 2024 Notes) (collectively, the Notes).

Based on information received from D.F. King & Co., Inc., the Tender and Information Agent, the aggregate principal amounts of each series of Notes that were validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on July 24, 2020 (such time and date, the Early Tender Deadline) are set forth in the table below:

Series of Notes	CUSIP Number(s)	Aggregate Principal Amount Outstanding (in millions)	Aggregate Principal Amount Tendered and Accepted (in millions)	Aggregate Principal Amount Remaining Outstanding After Repurchase (in millions)	Tender Consideration(1)	Early Tender Premium	Total Consideration (1)(2)
3.55% Senior Notes due 2022	35671DAU9	$805.7	$272.4	$533.3	$1,002.50	$30.00	$1,032.50
3.875% Senior Notes due 2023	35671DAX3 U31386AE2 35671DAZ8	$1,922.5	$925.9	$996.6	$1,010.00	$30.00	$1,040.00
4.55% Senior Notes due 2024	35671DBL8	$850.0	$118.9	$731.1	$1,020.00	$30.00	$1,050.00
	Total	$3,578.2	$1,317.3	$2,261.0

(1)

Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by FCX. Excludes accrued and unpaid interest, which will be paid on Notes accepted for purchase by FCX as described below.

(2)	Includes the $30.00 Early Tender Premium.

In addition, FCX announced today that it has amended the terms and conditions of the tender offers to extend the deadline for receiving the Early Tender Premium of $30.00 for each $1,000 principal amount of Notes tendered to be through 11:59 p.m., New York City time, on August 7, 2020, unless extended, or earlier expired or terminated by FCX (such time and date, as the same may be extended, or earlier expired or terminated by us in

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our sole discretion with respect to one or more series of Notes, the Expiration Date) with respect to each series of Notes. Furthermore, FCX announced that it has eliminated the aggregate purchase sublimit of $100 million of aggregate principal amount of 2024 Notes that may be purchased pursuant to the tender offers.

Subject to these amendments and our previously announced amendment to the tender offers, all other terms and conditions of the tenders offers remain unchanged and are being made solely pursuant to the terms and conditions, including the Aggregate Maximum Tender Cap and acceptance priority levels, set forth in the Offer to Purchase, dated July 13, 2020 (as amended and supplemented from time to time, the Offer to Purchase).

FCX expects to accept for purchase all of the notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline, and settlement of such Notes is expected to occur on July 28, 2020 (the Early Settlement Date). Holders of Notes who validly tendered and did not validly withdraw their Notes at or prior to the Early Tender Deadline and whose Notes are accepted for purchase will be entitled to receive the applicable Total Consideration set forth in the table above, which includes the Early Tender Premium for the Notes, of $30.00 per $1,000 principal amount of Notes validly tendered, plus accrued and unpaid interest from the last interest payment date to, but not including, the Early Settlement Date. Notes validly tendered at or prior to the Early Tender Deadline cannot be withdrawn, except as provided for in the Offer to Purchase or as required by applicable law. Because the deadline for receiving the Early Tender Premium has been extended through the Expiration Date, holders who validly tender Notes following the Early Tender Deadline and at or prior to the Expiration Date will now receive the applicable Total Consideration set forth in the table above (which includes the $30.00 Early Tender Premium) for such Notes accepted for purchase.

If purchasing all Notes validly tendered after the Early Tender Deadline would cause the Aggregate Maximum Tender Cap to be exceeded, FCX will accept for purchase such Notes in accordance with their acceptance priority level up to the Aggregate Maximum Tender Cap, with Notes of a given acceptance priority level being accepted on a pro rata basis in the event of oversubscription (with adjustments to avoid the purchase of Notes in a principal amount other than in integral multiples of $1,000). Following the Early Settlement Date, FCX expects approximately $131 million of the $1.5 billion aggregate purchase price will remain available.

The financing condition for the tender offers is expected to be satisfied upon completion of FCX’s previously announced senior notes offering. The tender offers are scheduled to expire at the Expiration Date.

FCX has retained J.P. Morgan Securities LLC, BofA Securities and Citigroup Global Markets Inc. as dealer managers for the tender offers. D.F. King & Co., Inc. is the Tender and Information Agent for the tender offers. For additional information regarding the terms of the tender offers, please contact J.P. Morgan Securities LLC collect at (212) 834-3424 or toll-free at (866) 834-4666, BofA Securities collect at (980) 388-3646 or email debt_advisory@bofa.com or Citigroup Global Markets Inc. collect at (212) 723-6106 or toll-free at (800) 558-3745. Requests for copies of the Offer to Purchase and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for banks and brokers) or (800) 549-6864 (all others, toll-free) or email fcx@dfking.com.

This press release is for informational purposes only and does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

None of FCX, the Tender and Information Agent, the Dealer Managers or the Trustee (nor any of their respective directors, officers, employees or affiliates) makes any recommendation as to whether holders should tender their Notes pursuant to any of the tender offers, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.

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FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.

FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.

Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical facts, such as plans, projections or expectations related to the tender offers and the senior notes offering, including the use of proceeds therefrom. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “could,” “to be,” “potential,” “assumptions,” “guidance,” future” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, FCX’s ability to consummate the tender offers; corporate developments that could preclude, impair or delay the aforementioned transactions due to restrictions under the federal securities laws; changes in the credit ratings of FCX; changes in FCX’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions; the duration and scope of and uncertainties associated with the COVID-19 pandemic, and the impact thereof on commodity prices, FCX’s business and the global economy and other factors described in more detail under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each filed with the SEC, as updated by FCX’s subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.

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